UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2010, Ms. Christine Y. Oh submitted her resignation as Senior Vice President and Acting Chief Financial Officer of Nara Bancorp, Inc. (the “Company”), the holding company of Nara Bank (the “Bank”), and the Bank, effective July 28, 2010.

On July 29, 2010, the Boards of Directors of the Company and Bank appointed Alvin D. Kang, age 65, as Acting Chief Financial Officer of the Company and the Bank, effective immediately. Mr. Kang currently serves as President, Chief Executive Officer, and Director of the Company and Bank. Prior to holding those positions, Mr. Kang served as Executive Vice President and Chief Financial Officer of the Company and the Bank since July 28, 2005. Mr. Kang intends to serve as Acting Chief Financial Officer of the Company and the Bank until a permanent replacement is found. Certain information concerning Mr. Kang’s employment by the Company and the Bank is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 24, 2010 under the heading “Compensation Discussion and Analysis” and incorporated by reference herein. Mr. Kang’s current base salary is $300,000.

A copy of the August 2, 2010 news release concerning this resignation is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by Nara Bancorp, Inc. on August 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: August 2, 2010	/S/ ALVIN D. KANG
Alvin D. Kang
President and Chief Executive Officer

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